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                                                                  Exhibit 4.4(b)

                       AMERICAN BIOGENETIC SCIENCES, INC.

                             REGISTRATION AGREEMENT

      THIS AGREEMENT, is made as of March 3, 2000, among AMERICAN BIOGENETIC SCIENCES, a Delaware corporation (the "Company") and the investors listed on Exhibit A attached hereto (collectively referred to as the "Investor").

      The parties to this Agreement are parties to a Securities Purchase Agreement, dated as of February 3, 2000 (the "Purchase Agreement"). In order to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 5 hereof.

      The parties hereto agree as follows:

      1. REGISTRATION AFTER CLOSING.

            (a) Within 60 days after the Closing, the Company shall file a registration statement on the appropriate form, under the Securities Act covering the Registrable Securities, including a prospectus for the purpose of offering for resale the Registrable Securities (the "Registration Statement"). The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission within 120 days after the Closing.

            (b) The Company shall use its best efforts to cause the Registration Statement to remain effective until the first to occur of (i) two years (excluding any period during which the Registration Statement is suspended pursuant to Section 2(d)) after the date it is declared effective, (ii) the date on which all Registrable Securities are sold; and (iii) the date that such share cease to be treated as Registrable Securities because they are eligible be sold without delay under Rule 144 under the Securities Act.

      2. REGISTRATION PROCEDURES.

            (a) The Company shall:

                  (1) notify each holder of Registrable Securities of the filing of the Registration Statement with the Securities and Exchange Commission and of the effectiveness of the Registration Statement;

                  (2) prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus used in


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connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 1(b) hereof;

                  (3) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement;

                  (4) furnish to each seller of Registrable Securities such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (5) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (6) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to the right of the Company to suspend sales under
Section 2(d) below, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (7) use its reasonable efforts to cause all such Registrable Securities to be listed on the securities exchange on which similar securities issued by the Company are then listed;

                  (8) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement;

                  (9) if the Registrable Securities are to be sold in a firm commitment underwritten offering, enter into a customary underwriting agreement and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (10) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to the Registration


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Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; PROVIDED, HOWEVER, that any information that is determined in good faith by the Company to be of a confidential nature at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person; or (iv) such information becomes available to such person from a source other than the Company and such source is not known by such person to be bound by a confidentiality agreement with the Company;

                  (11) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in the Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

                  (12) the Company may require each seller of the Registrable Securities to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such holder who unreasonably fails to furnish such information within a reasonable time after receiving such request;

            (b) The holders of any Registrable Securities covenant and agree that (i) they will not sell any Registrable Securities under the Registration Statement until they have received copies of the prospectus as then amended or supplemented as contemplated in Section 4(b) and notice from the Company that the Registration Statement and any post-effective amendments thereto have become effective and (ii) each such holder and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

            (c) Each holder of Registrable Securities agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Subsections 2(a)(6) or 2(a)(11), such holder will forthwith discontinue disposition of such Registrable Securities until such holder's receipt of the copies of the supplemented prospectus and/or amended Registration Statement contemplated by Subsection 2(a)(4), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement.


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            (d) If a event occurs which would otherwise require the filing of an amendment to the Registration Statement or a prospectus supplement under Subsection 2(a) (6) above so as permit the proposed sale without a violation of securities laws, if the in the good faith judgment of the Board of Directors of the Company, after consultation with counsel, such disclosure would materially adversely affect a pending or scheduled public offering, or an acquisition, merger, or similar transaction, or negotiations of either of the foregoing, or would require the disclosure of another material development prior to the time it would otherwise be required to be disclosed in a manner adverse to the best interests of the Company, then it may decline to permit the resale of any Registrable Securities pursuant to the Registration Statement for up to a maximum of ninety (90) days, provided that it may not exercise this right more than twice in any twelve (12) month period. Each Investor hereby covenants and agrees that it will not sell any Shares pursuant to the Registration Statement during the periods sales in reliance upon the Registration Statement are prohibited as set forth in this Section 2(d).

      3. REGISTRATION EXPENSES.

            (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fees and expenses, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, the expense of any audit of financial data required to be included in the Registration Statement, and fees and disbursements of counsel for the Company and fees and disbursements of not more than one counsel to the holders of Registrable Securities up to a maximum of $5,000 and fees and disbursements of all independent certified public accountants, and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall have no obligation to pay or otherwise bear any portion of (i) the underwriter's commissions or discounts or transfer taxes attributable to the Registrable Securities being offered and sold by the holders of such Registrable Securities, or (ii) the fees and expenses of advisors, professionals or agents for the holders of Registrable Securities in connection with the registration of Registrable Securities (other than as above provided), or (iii) the fees and expenses of any counsel or accounting firm retained by the underwriters in connection with an underwritten offering of the Registrable Securities and the costs of any determination (but not filing) by the underwriters of the eligibility of the Registrable Securities for investment under the applicable state securities law.

            (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne pro rata by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

      4. INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person


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who controls such holder (within the meaning of the Securities Act or the
Exchange Act) (each, an "Indemnitee") against any loss, claim, damage, liability or expense, as incurred, to which such Indemnitee may be subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or action in respect thereof) arises out of or is based (i) upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereto (including any information deemed to be part thereof pursuant to Rule 430A of the Securities Act) or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii), in whole or in part upon any failure of the Company or any controlling person to the Company to perform its obligations hereunder, in each case except insofar as the same are caused by or contained in any information furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) In connection with the Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any the Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors, officers, agents and employees and each person who controls the Company (within the meaning of the Securities Act) and the directors, officers, agents and employees of such controlling persons against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the amount of proceeds received by such holder from the sale of Registrable Securities pursuant to the Registration Statement.

            (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any such person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent


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(but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses for more than one counsel for all parties indemnified by such indemnifying party with respect to such claim or related claims.

            (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The parties also agree to make such provisions as are reasonably requested by any indemnified party in the event that indemnification hereunder is unavailable for any reason.

      5. DEFINITIONS.

            (a) "REGISTRABLE SECURITIES" means (i) any Class A Common Stock, par value $.001 per share ("Common Stock"), of the Company (x) to be issued upon the conversion of the Series A Convertible Preferred Stock, $.001 par value per share ("Preferred Stock"), of the Company acquired by the Investor pursuant to the Purchase Agreement or (y)otherwise issued pursuant to Section 1.3(b) of the Purchase Agreement, (ii) any Common Stock issued upon exercise of the Warrants acquired by the Investor pursuant to the Purchase Agreement; and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker or dealer or to a market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary, or when they are eligible to be sold in compliance with Rule 144 under the Securities Act. For purposes of this Agreement, a person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise), whether or not such acquisition has actually been effected, and such person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

            (b) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

      6. MISCELLANEOUS.

            (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

            (b) NO ADVERSE ACTION. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability


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of the holders of Registrable Securities to include such Registrable Securities in the registration undertaken pursuant to this Agreement.

            (c) REMEDIES. Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Investors.

            (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities who is an affiliate of the Investor.

            (f) INCORPORATION OF PURCHASE AGREEMENT PROVISIONS. The paragraphs of Article IX of the Purchase Agreement are hereby incorporated in this Agreement by reference and made a part hereof; except that the provisions of such paragraphs shall refer to this Agreement rather than the Purchase Agreement and shall continue to apply hereto regardless of whether the Purchase Agreement is any longer in effect.

            (g) NON-TRANSFERABILITY. The Investors' rights and obligations under this Agreement shall not be transferable to an other party under any circumstances, whether by operation of law or otherwise (other than to an entity into which an Investor has been merged or which has acquired substantially all of the assets of the Investor); provided that the Investor shall have the right to transfer its rights and obligations hereunder to its affiliates (as such term is defined in Rule 144 under the Securities Act) in connection with a permitted transfer of Registrable Securities to such affiliates, so long as such affiliates agree in writing to be bound by the terms of this Agreement.


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      IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

                               AMERICAN BIOGENETIC SCIENCES, INC.


                               By: /s/ Josef C. Schoell
                                   ---------------------------------------------
                                   Name: Josef C. Schoell
                                   Title: V. P. Finance


                               INVESTORS:

                               /s/ Alfred J. Roach
                               -------------------------------------------------
                               Alfred J. Roach


                               BIOTECHNOLOGY VALUE FUND, L.P.
                               By:   BVF PARTNERS L.P., its General Partner
                                     By:   BVF, INC., its General Partner


                                           By:
                                              ----------------------------------
                                                 Mark N. Lampert
                                                 President


                               BIOTECHNOLOGY VALUE FUND II, L.P.
                               By:   BVF PARTNERS L.P., its General Partner
                                     By:   BVF, INC., its General Partner


                                           By:
                                              ----------------------------------
                                                 Mark N. Lampert
                                                 President


                               INVESTMENT 10 L.L.C.
                               By:   BVF PARTNERS, L.P., its Investment Advisor
                                     By:   BVF, INC., its General Partner


                                           By:
                                              ----------------------------------
                                                 Mark N. Lampert
                                                 President


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      IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

                               AMERICAN BIOGENETIC SCIENCES, INC.


                               By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               INVESTORS:

                               -------------------------------------------------
                               Alfred J. Roach


                               BIOTECHNOLOGY VALUE FUND, L.P.
                               By:   BVF PARTNERS L.P., its General Partner
                                     By:   BVF, INC., its General Partner


                                           By:   /s/ Mark N. Lampert
                                              ----------------------------------
                                                 Mark N. Lampert
                                                 President


                               BIOTECHNOLOGY VALUE FUND II, L.P.
                               By:   BVF PARTNERS L.P., its General Partner
                                     By:   BVF, INC., its General Partner


                                           By:   /s/ Mark N. Lampert
                                              ----------------------------------
                                                 Mark N. Lampert
                                                 President


                               INVESTMENT 10 L.L.C.
                               By:   BVF PARTNERS, L.P., its Investment Advisor
                                     By:   BVF, INC., its General Partner


                                           By:   /s/ Mark N. Lampert
                                              ----------------------------------
                                                 Mark N. Lampert
                                                 President


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